Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

OPAL FUELS INC.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Security		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Primary Offering
Fees Previously Paid	Equity	Shares of Class A common stock, par value $0.0001 per share	Other	6,223,233	(2)	$9.855	(3)	$61,329,962	$0.0000927	$5,686.00
Fees to be Paid	Equity	Shares of Class A common stock, par value $0.0001 per share	Other	9,223,261	(4)	$9.19	(5)	$84,761,769	$0.00011020	$9,340.75
Secondary Offering
Fees Previously Paid	Equity	Shares of Class A common stock, par value $0.0001 per share	Other	175,541,507	(6)	$10.21	(7)	$1,792,278,787	$0.0000927	$166,145.00
		Total Offering Amounts						$1,938,370,518		$181,171.75
		Total Fees Previously Paid								$171,831.00
		Total Fee Offsets								$—
		Net Fee Due								$9,340.75

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock of the Registrant that become issuable as a result of any stock dividend, stock split or other similar transaction effected without receipt of consideration that results in an increase to the number of outstanding shares of the Registrant’s Class A common stock, as applicable.

(2)	Consists of 6,223,233 shares of Class A common stock underlying public warrants issued by the Registrant under the Business Combination Agreement that were originally issued as part of the units sold by ArcLight Clean Transition Corp. II at a purchase price of $10.00 per unit in its initial public offering, which warrants are exercisable for shares of the Registrant’s Class A common stock at an exercise price of $11.50 per share.

(3)	Pursuant to Rule 457(c) under the Securities Act of 1933, estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of the Registrant’s Class A ordinary shares on the Nasdaq Capital Market on September 16, 2022, as calculated in connection with the filing of Amendment No. 1 to this registration statement.

(4)	Consists of 9,223,261 shares of Class A common stock underlying private placement warrants issued by the Registrant under the Business Combination Agreement that were originally purchased at a purchase price of $1.00 per warrant, which warrants are exercisable for shares of the Registrant’s Class A common stock at an exercise price of $11.50 per share.

(5)	Pursuant to Rule 457(c) under the Securities Act of 1933, estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of the Registrant’s Class A ordinary shares on the Nasdaq Capital Market on November 3, 2022, as calculated in connection with the filing of Amendment No. 4 to this registration statement.

(6)	The number of shares of Class A common stock being registered includes the resale of (i) 21,919,209 shares of the Registrant’s Class A common stock, (ii) 144,399,037 shares of the Registrant’s Class A common stock issuable upon the conversion of 144,399,037 common units of Opal Fuels LLC for shares of the Registrant’s Class C common stock and the subsequent conversion of such shares of Class C common stock and (iii) 9,223,261 shares of the Registrant’s Class A common stock issuable upon exercise of warrants.

(7)	Pursuant to Rule 457(c) under the Securities Act of 1933, estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of the Registrant’s Class A ordinary shares on the Nasdaq Capital Market on August 5, 2022, as calculated in connection with the initial filing of this registration statement.